SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of The Securities Exchange Act of 1934


       Date of report (date of earliest event reported): March 31, 1998



                            DESIGNER HOLDINGS LTD.
            (Exact name of registrant as specified in its charter)


         Delaware                  1-11707                 13-3818542
      (State or other         (Commission File           (IRS) Employer
      jurisdiction of              Number)            Identification No.)
      incorporation)


                                 1385 Broadway
                           New York, New York  10018
              (Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (212) 556-9600

(Former name or former address, if changed since last report):







Exhibit Index Appears on Page 5.                           Page 1 of 31 pages
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ITEM 5.    Other Events


     In 1996, Designer Holdings Ltd., a Delaware corporation ("Designer Holdings") issued 2.4 million Company-obligated mandatorily redeemable convertible preferred securities of a wholly owned subsidiary (the "Preferred Securities") for aggregate gross proceeds of $120,000,000. The Preferred Securities represent preferred undivided beneficial interests in the assets of Designer Finance Trust (the "Trust"), a statutory business trust formed under the laws of the State of Delaware in 1996. Designer Holdings owns all of the common securities representing undivided beneficial interests of the assets of the Trust. Accordingly, the Trust is included in the consolidated financial statements of Designer Holdings. The Trust has existed for the sole purpose of (i) issuing the Preferred Securities and common securities (together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in 6% Convertible Subordinated Debentures of Designer Holdings due 2016 ("Convertible Debentures") and (iii) engaging in only those other activities necessary or incidental thereto.

     Each Preferred Security is convertible at the option of the holder thereof into 0.6888 of a share of Class A Common Stock, par value $0.01 per share, of The Warnaco Group, Inc., a Delaware corporation ("Warnaco") and the owner of 100% of the common stock of Designer Holdings, or 1,653,177 shares of Warnaco's Class A Common Stock in the aggregate, at an effective conversion price of $72.59 per share of common stock, subject to adjustments in certain circumstances.

     As of March 31, 1998, Warnaco has guaranteed, on a subordinated basis, distributions and other payments due in respect of the Preferred Securities (the "Guarantee"). In addition, Warnaco has entered into a supplemental indenture pursuant to which it has assumed, as a joint and several obligor with Designer Holdings, liability for the payment of principal, premium, if any, and interest on the Convertible Debentures, as well as the obligation to deliver shares of Class A Common Stock, par value $.01 per share, of Warnaco upon conversion of the Preferred Securities as described above. The Guarantee, when taken together with Warnaco's obligations in respect of the Convertible Debentures, provides a full and unconditional guarantee of amounts due on the Preferred Securities.

ITEM 7.    Financial Statements and Exhibits


(c)  Exhibits


Exhibit No.         Description

4.1 First Supplemental Indenture, dated as of March 31, 1998, among Designer Holdings Ltd., The Warnaco Group, Inc. and IBJ Schroder Bank & Trust Company.

4.2 Preferred Securities Guarantee, dated as of March 31, 1998, between The Warnaco Group, Inc. and IBJ Schroder Bank & Trust Company.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DESIGNER HOLDINGS LTD.


                                         By: /s/ Stanley P. Silverstein
                                         Its:  Vice President


Date:  April 16, 1998

                                 EXHIBIT INDEX


Exhibit No.         Description                                        Page No.

4.1       First Supplemental Indenture, dated as of March 31, 1998,        6
          among Designer Holdings Ltd., The Warnaco Group, Inc. and
          IBJ Schroder Bank & Trust Company.

4.2       Preferred Securities Guarantee, dated as of March 31,           11
          1998, between The Warnaco Group, Inc. and IBJ Schroder
          Bank & Trust Company.